UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Foxx Development Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42285	99-5119494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

15375 Barranca Parkway C106 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

201-962-5550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FOXX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FOXXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ CPAs P.C. acquired (the “Acquisition”) the attest business of Marcum LLP (“Marcum”). In connection with the Acquisition, on May 1, 2025, Marcum resigned as the independent registered public accounting firm of Foxx Development Holdings Inc. (the “Company”). The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) accepted Marcum’s resignation. Marcum acted as the independent registered public accounting firm of Foxx Development Inc. (“Foxx Development”), a Texas corporation, during the fiscal years ended June 30, 2024 and 2023. On September 26, 2024, Foxx Development was merged with and into a wholly-owned subsidiary of the Company (the “Merger”), as described in detail in the Company’s Current Report on Form 8-K filed on October 2, 2024. Following the Merger, Marcum remained as the auditor of the Company and reviewed the unaudited interim financial statements of the Company for the period ended September 30, 2024 and December 31, 2024.

The reports of Marcum on Foxx Development’s financial statements for the fiscal year ended June 30, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained an explanatory paragraph which noted that there was substantial doubt about the Foxx Development’s ability to continue as a going concern.

During the fiscal years ended June 30, 2024 and 2023 for Foxx Development, and the subsequent interim periods of the Company following the Merger and through May 1, 2025, there have been no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) with Marcum on any matter of accounting principles or practices, financial statement disclosure or reviewing scope or procedure, and (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for:

●	material weaknesses in Foxx Development’s internal controls over financial reporting related to the design or operation of internal controls which could adversely affect its ability to record, process, summarize, and report financial data including: (i) lack of sufficient segregation of duties due to limited resources, (ii) lack of adequate design of controls and proper documentation needed in order to demonstrate that controls in place are operating effectively for significant transaction classes, (iii) inability to prepare complete and accurate financial statements in accordance with generally accepted accounting principle (“GAAP) in a timely manner, (iv) inefficient oversight of those charged with governance with respect to complete and accurate finance reporting, (v) lack of appropriate controls surrounding authorized signor access for bank accounts, and (vi) inappropriate implementation of controls over the identification of related party transactions, which were identified in connection with the Foxx Development’s preparation of its financial statements for the year ended June 30, 2024.

The Company provided Marcum with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Marcum furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Marcum agrees with the statements related to them made by the Company in this report. A copy of Marcum’s letter to the SEC dated May 1, 2025 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

The Audit Committee approved the appointment of CBIZ CPAs P.C. ("CBIZ") as the Company’s new independent registered public accounting firm on May 1, 2025, with immediate effect, for the fiscal year ending June 30, 2025. During the fiscal years ended June 30, 2024 and the subsequent interim period through May 1, 2025, neither the Company, nor anyone on its behalf, consulted CBIZ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by CBIZ that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
16.1	Letter of Marcum LLP to the Securities and Exchange Commission dated May 1, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foxx Development Holdings Inc.

	By:	/s/ Gregory Foley
	Name:	Gregory Foley
	Title:	Chief Executive Officer

Date: May 6, 2025

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